Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Michigan Quality Income Municipal Fund, Inc.
33-42082
811-6383

A special meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the new Fundamental Investment Policies are as follows:

To approve the elimination of the fundamental policies relating to investments in municipal securities and below investment
grade securities.
 Common and MuniPreferred
 shares voting together as a class
  MuniPreferred shares voting
 together as a class
   For
             5,462,543
                       2,645
   Against
                355,908
                          441
   Abstain
                212,692
                            74
   Broker Non-Votes
             1,490,540
                             -
      Total
             7,521,683
                       3,160



To approve the new fundamental policy relating to investments in municipal securities.


   For
             5,470,686
                       2,498
   Against
                344,384
                          610
   Abstain
                216,073
                            52
   Broker Non-Votes
             1,490,540
                             -
      Total
             7,521,683
                       3,160



To approve the elimination of the fundamental policy relating to commodities.


   For
             5,382,777
                       2,463
   Against
                393,055
                          622
   Abstain
                257,431
                            75
   Broker Non-Votes
             1,488,420
                             -
      Total
             7,521,683
                       3,160



To approve the new fundamental
policy relating to commodities.


   For
             5,367,617
                       2,461
   Against
                384,124
                          625
   Abstain
                281,522
                            74
   Broker Non-Votes
             1,488,420
                             -
      Total
             7,521,683
                       3,160



To approve the elimination of the fundamental policies relating to derivatives and short sales.


   For
             5,378,233
                       2,466
   Against
                377,934
                          620
   Abstain
                277,096
                            74
   Broker Non-Votes
             1,488,420
                             -
      Total
             7,521,683
                       3,160



To approve the elimination of the fundamental policies prohibiting investment in other investment companies.


   For
             5,382,613
                       2,480
   Against
                420,834
                          628
   Abstain
                229,816
                            52
   Broker Non-Votes
             1,488,420
                             -
      Total
             7,521,683
                       3,160

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012613.